Exhibit 10.13

                                 March 26, 2004

                              RESTATED AND AMENDED
                              LETTER LOAN AGREEMENT


The Beard Company
5600 N. May Avenue, Suite 320
Oklahoma City, Oklahoma 73112

Gentlemen:

This Restated and Amended Letter Loan Agreement supersedes the previous Amended Letter Loan Agreement between the parties hereto dated October 3, 2002.

This Amended Letter Loan Agreement sets forth the terms and conditions under which we have agreed to continue $2,800,000 of the loan previously made to you in the principal amount of $3,000,000.00 (the "Loan"). However, the Loan shall cease to be a revolving loan. Accordingly, as payments are made on the Loan, additional advances will no longer be permitted.

1.   LENDER:             The William M. Beard and Lu Beard
                         1988 Charitable Unitrust (the "Unitrust").

2.   BORROWER:           The Beard Company.

3.   AMOUNT:             $2,800,000.00.  The Loan shall be evidenced by a
                         promissory note in the amount of $2,800,000.00 dated as of this date (the "Note"). The Borrower shall be permitted to make prepayments without penalty up to the amount of the Note.

4.   INTEREST RATE:      A fixed rate of 10.00%.

5.   REPAYMENT:          The outstanding principal balance (the "Indebtedness")
                         plus unpaid accrued interest shall be due and payable on July 1. 2005.

6.   COLLATERAL:         The Lender, together with certain Note Holders, has
                         previously filed a Deed of Trust, Assignment of Production, and Financing Statement of record
                         (a "Lien") on Borrower's working and overriding royalty interests in the McElmo Dome Unit in Montezuma and Dolores Counties of Colorado
                         ("Interests"). The other Note Holders have been repaid in full as of this date, so Lender is now the only party having an interest in the subject Lien.

7.   COVENANT:           Until the Indebtedness has been paid in full, the
                         Borrower will not sell, transfer, convey or otherwise dispose of, all or a substantial portion of its assets now owned or hereafter acquired, whether pursuant to a single transaction or a series of transactions, and the Borrower will not merge or consolidate with any person or entity or permit any such merger or consolidation with the Borrower. This paragraph specifically excludes asset sales incurred in the normal course of business.

8.   EVENTS OF
     DEFAULT: If any of the following conditions or events ("Events of Default") shall occur and be continuing:

                         A. Failure of the Borrower to pay when due any
                            amounts, including principal or interest on the Note (whether at the stated maturity, upon acceleration or otherwise).

                         B. Any Event of Default as specified in the Note

                         C. Any default or breach in the performance of any
                            covenant, obligation, representation, warranty or provision contained in this Letter Loan Agreement or in the Note or in any other note or obligation of Borrower to the Unitrust.

                         D. The Borrower shall:  (i) apply for or consent to the
                            appointment of a custodian, receiver, trustee or liquidator of the Borrower or any of its properties,
                            (ii) admit in writing the inability to pay, or generally fail to pay, its debts when they come due,
                            (iii) make a general assignment for the benefit of creditors, (iv) commence any proceeding relating to the bankruptcy, reorganization, liquidation, receivership, conservatorship, insolvency, readjustment of debt, dissolution or liquidation of the Borrower, or if corporate action should be taken by the Borrower for the purpose of effecting any of the foregoing, (v) suffer any such appointment or commencement of a proceeding as described in clause
                            (i) or (iv) of this paragraph, which appointment or proceeding is not terminated or discharged within 60 days, or (vi) become insolvent.

     THEN upon the occurrence of any Event of Default described in the foregoing paragraphs the unpaid principal amount of and accrued interest on the Loan shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower.

If the foregoing terms and conditions are acceptable to you, please acknowledge your agreement by signing below and returning one copy of this Letter Loan Agreement to us.

Sincerely,

LENDER:
THE WILLIAM M. BEARD AND LU BEARD
1988 CHARITABLE UNITRUST


WILLIAM M. BEARD                            LU BEARD
William M. Beard, Trustee                   Lu Beard, Trustee




Accepted effective this 26th day of March, 2004.


BORROWER:
THE BEARD COMPANY

HERB MEE, JR.
Herb Mee, Jr., President